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Forest Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

Carl C. Icahn

Dr. Alexander J. Denner

Dr. Richard Mulligan

Professor Lucian A. Bebchuk

Dr. Eric J. Ende

Mayu Sris

Icahn Partners LP

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Icahn Partners Master Fund III L.P.

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Barberry Corp.

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ON JULY 19, 2011, THE PARTICIPANTS (AS DEFINED BELOW) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. RICHARD MULLIGAN, PROFESSOR LUCIAN A. BEBCHUK, DR. ERIC J. ENDE, MAYU SRIS, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., HIGH RIVER LIMITED PARTNERHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, AND BECKTON CORP. (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2011 ANNUAL MEETING OF STOCKHOLDERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF FOREST LABORATORIES, INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL–FREE: (800) 697–6975 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269–5550.

Icahn nominees can help fix Forest Labs

•Icahn nominees Denner, Mulligan, Bebchuk and Ende have the relevant abilities, experience base and required independence to help Forest Labs navigate imminent challenges •Proven track record of enhancing value at other companies facing similar challenges -Denner and Mulligan had significant experience optimizing and improving operations, partner relations, product pipeline, culture and legal issues at ImClone Systems -Denner and Mulligan collaborating with existing board members at Biogen Idec to help drive management changes, margin expansion -Bebchuk has significant governance, compensation, and legal expertise that would contribute to improving governance and compensation arrangements, developing a succession plan, and overseeing the company’s compliance programs -Ende worked with existing Genzyme board members to optimize cost structure, implement risk management program and conduct business unit and licensing candidate reviews focused on ROI

Electing Denner, Mulligan, Bebchuk and Ende will benefit all Forest Labs shareholders! 1

Denner, Mulligan’s experiences at ImClone Systems and Biogen Idec will benefit Forest

Issue at Forest Labs

Potential Solution

Relevant Experience

Lack of adequate succession plan Help drive adoption of a • At Biogen, partnered with existing succession plan board members to make management team changes

• At ImClone, had 7 direct senior reports, restructured organizational chart to change personnel and reporting responsibilities Negative operating leverage due to Evaluate Forest Labs for areas of • At Biogen, helped empower looming patent expirations potential cost reduction and/or management to examine cost reallocation of spending structure, leading to margin expansion and FCF growth

• At ImClone, optimized cost structure, leading to margin expansion and FCF growth Myriad legal and regulatory issues Initiation and proper execution of • At ImClone, settled significant with multiple US government comprehensive company-wide litigation including Yeda, Abbott and authorities Risk Management Program Repligen, removing substantial overhang from company valuation Lack of focus in therapeutic areas Evaluate each business unit for • At ImClone, conducted top down potential divestiture or spin-off review of pipeline, increasing and re-allocation of resulting investments in promising candidates capital to retained units while cancelling other programs with poor ROI

Bebchuk’s background and experiences make him uniquely qualified to contribute at Forest

Issue at Forest Labs Potential Solution Relevant Experience

Lack of adequate succession plan Place Bebchuk on Nominating • Heads the Harvard Law School Program and Governance Committee on Corporate Governance Nomination processes produced (currently has vacancy) • Renowned authority on governance board lacking objectivity and to help the adoption of a provisions and processes, advised independence succession plan, improve publicly traded firms and law firms nomination processes, and Lead director not independent by strengthen role for the lead • Member of Corporate Governance, ISS standards and lacks sufficient director Nomination and Remuneration power Committee at Norilsk Nickel Myriad legal and regulatory issues Place Bebchuk on the Board • Legal expertise as a Harvard Law School with multiple US government Compliance Committee to help professor authorities the board’s oversight of the • Prepared a report for Pfizer’s company’s handling of the independent directors evaluating the legal/regulatory issues and its directors’ compliance-related choices development of a company- during a six-year period wide Risk Management Program

Flawed pay arrangements, Place Bebchuk on • Bebchuk served as adviser to allowing the CEO and two other Compensation Committee compensation czar Kenneth Feinberg in top executives to unwind equity (currently has vacancy) overseeing re-design of pay incentives quickly and failing to to contribute to improved arrangements at major US firms tie bonus compensation to design of pay arrangements • A leading authority on compensation performance that would place adequate design, has done substantial work on limits on unwinding equity how to tie pay to performance and to incentives and tie pay to provide executives with incentives to performance focus on long-term value creation (see, e.g., “Paying for Long-Term Performance”. University of Pennsylvania Law Review, 2010 (with Fried))

Ende will add value to Forest Labs, building upon highly relevant experience at Genzyme

Issue at Forest Labs Potential Solution Relevant GENZ Experience

Entrenched board of directors Hold Forest Labs management and • Board contained many long-standing lacking independence board accountable and push for directors (up to 27 years of service) cultural change • Ende worked constructively and objectively to gain trust, which enabled delivery of independent views incorporated into decision making

• Helped re-focus Board on fiduciary responsibilities to shareholders Negative operating leverage Evaluate Forest Labs for areas of • Audit Committee member Ende due to looming patent potential cost reduction and/or oversaw $350M of cost reduction expirations reallocation of spending initiatives including 1,000 person RIF Myriad legal and regulatory Initiation and proper execution of • Risk Oversight Committee member issues with multiple US comprehensive company-wide Risk Ende oversaw initiation and government authorities Management Program implementation of comprehensive risk management program based on industry best practices Lack of focus in therapeutic Evaluate each business unit for • Ende helped evaluate each of 7 areas potential divestiture or spin-off and business units for potential divestiture re-allocation of resulting capital to or spin-off, eventually divesting three retained units business units with cash reallocated towards share buybacks Unproven business Independent analysis of all • Ende evaluated ROIC of many product development efforts potential in-licensing and in-licensings and company acquisitions acquisition candidates to only move across multiple disease areas and forward on deals with a strongly provided objective and independent positive anticipated ROI views

Ende’s experience as a research analyst and medical doctor will also help him add value

• Ende worked as a senior biotechnology and specialty pharma research analyst at Merrill Lynch, Bank of America and Lehman Brothers for 11 years

• During that time, Ende analyzed hundreds of companies on several dimensions:

- Financial statements—Corporate governance

- Operating leverage—Clinical data

- Drug markets—Competitive landscape

- Acquisitions and divestitures—Licensing opportunities

• Ende understands what factors and decisions drive shareholder returns

• Ende’s experience as a medical doctor helps him understand the physician decision-making process with implications for commercialization efforts

Ende’s experiences as a Genzyme director, research analyst and medical doctor make him eminently qualified to serve on the Forest Labs board

Icahn nominees on biopharma boards help create value for all shareholders Note: Share price appreciation represents change from day elected to board to most recent price; Excludes companies with market cap < $100M; AMLN=Amylin Pharmaceuticals, ENZN=Enzon Pharmaceuticals, GENZ=Genzyme, BIIB=Biogen Idec, IMCL=ImClone Systems 6 Source: Public documents

Forest Labs will benefit from all Icahn nominees serving as directors

•Denner and Mulligan’s experiences as directors at ImClone Systems and Biogen Idec will enable them to contribute significantly in identifying the path forward for Forest Labs

•Bebchuk’s experiences as a Harvard Law School Professor, governance and compensation expert, and Norilsk Nickel director will enable him to improve Forest Labs’ corporate governance, pay structures, succession arrangements, and compliance programs

•Ende’s experiences as a Genzyme director, research analyst and medical doctor will allow him to provide unique insight into value creation as Forest Labs deals with significant challenges

We would greatly appreciate your support of Denner, Mulligan, Bebchuk and Ende’s candidacies for the benefit of all Forest Labs shareholders 7